Van Kampen High Income Trust
                       Item 77(o) 10F-3 Transactions
                      January 1, 2003 - June 30,2003



  Security    Purcha  Offeri     Total     Amount     % of   % of   Brokers
 Purchased     se/      ng     Amount of     of     Offerin  Funds
              Trade    Price   Offering    Shares      g     Total
               Date     of                 Purchas  Purchas  Asset
                      Shares                 ed        ed      s
                                           By Fund  By Fund
   Rogers     06/16/  $100.0   3,500,000   220,000   0.063%  0.258  Citigroup,
 Cable Inc      03       0                                     %    JP Morgan,
                                                                       RBC
                                                                     Capital
                                                                     Markets,
                                                                      Scotia
                                                                     Capital,
                                                                        TD
                                                                    Securities
                                                                      , CIBC
                                                                      World
                                                                     Markets,
                                                                       BMO
                                                                     Nesbitt
                                                                    Burns, SG
                                                                      Cowen